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                                  BARNETT BANKS, INC.
                          SPECIAL MEETING, DECEMBER 19, 1997

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BARNETT BANKS, INC.
                                     ("BARNETT").
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            The undersigned shareholder of Barnett, a Florida corporation, having received the Notice and Proxy Statement for the Special Meeting of Shareholders, appoints Charles E. Rice and Allen L. Lastinger, Jr., or either of them, as proxies, with full power of substitution to represent the shareholder and to vote all shares of stock of Barnett which
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       the shareholder is entitled to vote at the Special Meeting of shareholders of Barnett to be held at 9000 Southside Boulevard, Jacksonville, Florida on Friday, December 19, 1997, at 9:30 a.m., local time, and any and all adjournments thereof in the manner specified.
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            Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to
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       vote in accordance with their best judgement in the interest of Barnett.
       The Board of Directors is not aware of any matter which is to be presented for action at the Special Meeting other than as set forth on this card.
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            PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE
       ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8075, EDISON, NEW JERSEY, 08818-9045. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

         (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.)

                (pyramid) PLEASE DETACH PROXY HERE, SIGN AND MAIL (pyramid)

                              BARNETT BANKS, INC.

Dear Shareholder:

     A Special Meeting of shareholders of Barnett Banks, Inc. ("Barnett") will be held at 9000 Southside Boulevard, Jacksonville, Florida, on Friday, December 19, 1997, at 9:30 a.m. (the "Special Meeting"). At the Special Meeting, shareholders will act upon a proposal to approve the Agreement and Plan to Merger, dated as of August 29, 1997, as amended (the "Agreement"), between Barnett and NationsBank Corporation ("NationsBank"), and the consummation of the transactions contemplated thereby, pursuant to which Barnett would be merged with a wholly-owned subsidiary of NationsBank, upon the terms and subject to the conditions set forth in the Agreement.

     It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please review the enclosed Joint Proxy Statement-Prospectus, complete the attached proxy form, and return it promptly in the envelope provided.

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
            PLEASE MARK YOUR
            VOTES AS IN THIS
X           EXAMPLE.

 The Board of Directors recommends a vote FOR proposal 1.

 1. Proposal to approve the Agreement and Plan of Merger, dated as of August 29, 1997, as       FOR    AGAINST    ABSTAIN
    amended (the "Agreement"), between Barnett Banks, Inc. ("Barnett") and NationsBank          [ ]    [ ]        [ ]
    Corporation ("NationsBank"), and the consummation of the transactions contemplated thereby, pursuant to which Barnett would be merged with a wholly-owned subsidiary of
    NationsBank, upon the terms and subject to the conditions set forth in the Agreement.

                                             WILL ATTEND SPECIAL MEETING [ ]

    Please sign exactly as name or names appear on this proxy card. Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          --------------------------------------

                                          --------------------------------------
    Signatures(s) of Shareholder(s)                                         Date

                     (pyramid) FOLD AND DETACH HERE (pyramid)

                                BARNETT BANKS, INC.
                          SPECIAL MEETING OF SHAREHOLDERS
                                 ADMISSION TICKET
                           DECEMBER 19, 1997, 9:30 A.M.
                                BARNETT OFFICE PARK
                               9000 SOUTHSIDE BLVD.
                              JACKSONVILLE, FL 32256

    THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.